INDEPENDENT AUDITORS' CONSENT




    We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-3 of our report dated November 17, 2000 appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 2000.


/s/  Deloitte & Touche LLP

McLean, VA
April 4, 2001